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Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Board of Directors
KHI Parent Inc.:

        We consent to the use of our report dated June 18, 2007 with respect to the consolidated balance sheet of KHI Parent Inc. and subsidiary as of June 15, 2007, included herein.

/s/ KPMG LLP

McLean, VA
August 7, 2007

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  Exhibit 23.3
Consent of Independent Registered Public Accounting Firm